ROSETTA RESOURCES INC. ANNOUNCES THIRD QUARTER
2007 FINANCIAL CONFERENCE CALL

HOUSTON, October 16, 2007 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (the “Company”)(Nasdaq:ROSE) today announced that it will release its third quarter 2007 financial results on Tuesday, November 13, 2007. The quarterly results will be discussed on a conference call that will broadcast live over the internet.

What:    Rosetta Resources Inc. Third Quarter 2007 Conference Call

When:   Tuesday, November 13, 2007, at 10:00 a.m. Central

Where:   http://www.rosettaresources.com

How:      Conference Call – Dial (888) 430-8678 or listen live over the Internet via our website at the address above.

If you are not able to participate in the conference call, an audio replay will be available from 1:00 p.m. Central on November 13, 2007 through 12:00 a.m. on November 20, 2007, by dialing (888) 203-1112, or for international (719) 457-0820, and entering conference code 3746730. A replay of the call will remain online at www.rosettaresources.com for 60 days after the initial call. To access the replay, click on the “Investor Relations” section of our website and select “Presentations and Events”.

Rosetta Resources Inc. is an independent oil and gas company engaged in the acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Rosetta Resources Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.